                                                                    EXHIBIT 10.2



                               ESCROW AGREEMENT
                               ----------------

     THIS ESCROW AGREEMENT (this "Agreement") is made and entered into this 28th day of January 1999, by and among WebMD, Inc., a Georgia corporation ("WebMD"), SunTrust Bank, Atlanta, a Georgia banking corporation, as the escrow agent (the "Escrow Agent") and Nationwide Medical Services, Inc., a Virginia corporation ("Nationwide").

                             W I T N E S S E T H :
                             --------------------

     WebMD is a party to a Stock Purchase Agreement with Nationwide, dated of even date herewith (the "Stock Purchase Agreement"), pursuant to which WebMD has on this date acquired shares of Series A Preferred Stock of Nationwide. Under the Stock Purchase Agreement, Nationwide received shares of Series D Common Stock of WebMD ("Series D Common Stock").

     In accordance with the Stock Purchase Agreement, a portion of the Series D Common Stock issuable to Nationwide will be held by the Escrow Agent pursuant to the terms of this Agreement until termination of this Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1
                            ESTABLISHMENT OF ESCROW
                            -----------------------

     On this date, WebMD has executed a stock certificate in negotiable form representing the Escrow Shares and naming the Escrow Agent as the registered holder for the benefit of Nationwide. The Escrow Agent shall hold the Escrow Shares on behalf of, and as a convenience to WebMD and Nationwide with the same force and effect as if such shares had been delivered by WebMD to Nationwide and subsequently delivered by Nationwide to the Escrow Agent. The Escrow Agent shall hold the Escrow Shares, together with any and all future cash dividends or cash income with respect to the Escrow Shares (as provided in Section 5.1 hereof) ("Cash"), for the benefit of WebMD and Nationwide, as the case may be. Any income or interest realized from the investments made by the Escrow Agent pursuant hereto shall be included in Cash and paid in accordance with this Agreement.

                                   ARTICLE 2
                                INDEMNIFICATION
                                ---------------

     2.1  Definitions.  As used in this Agreement, the following terms shall
          -----------
have the following meanings:

     (a)  "Closing Date" shall mean the date of the closing of the transactions
           ------------
contemplated by the Stock Purchase Agreement.

     (b)  "Disputed Loss Notice" shall mean a Loss Notice that is disputed by
           --------------------
Nationwide by delivery of a Protest Notice.

     (c)  "Escrow Agent Expenses" shall mean one-half of the expenses of the
           ---------------------
Escrow Agent which Nationwide is obligated to bear under Section 6.4 hereof, in an amount up to $5,000, incurred in connection with the obligations of the Escrow Agent under this Agreement.

     (d)  "Escrow Shares" shall mean _________ shares of Series D Common Stock
           -------------
issued and placed in Escrow.

     (e)  "Indemnifiable Loss" shall mean any Loss for which an Indemnitee may
           ------------------
be indemnified pursuant to Section ___ of the Stock Purchase Agreement. The amount of recovery for an Indemnifiable Loss shall be reduced by any insurance proceeds received as a result of any such Indemnifiable Loss.

     (f)  "Indemnitee" shall mean a party entitled to indemnification under
           ----------
Section 2.2 hereof.

     (g)  "Loss" shall mean any direct or indirect demand, claim, payment or
           ----
failure to receive payment, obligation, action or cause of action, assessment, loss, liability, cost or expense, or the failure to receive appropriate certificates or documentation supporting an accounting or tax position taken, including without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing, and any legal or other expense reasonably incurred in connection with investigating or defending any claim or action, whether or not resulting in any liability.

     (h)  "Loss Notice" shall mean a written notice, as prescribed in Section
           -----------
2.3 hereof, provided by an Indemnitee to the Escrow Agent and Nationwide (i) stating that the Indemnitee has paid or properly accrued or reasonably anticipates that it will have to pay or accrue an Indemnifiable Loss or potential Indemnifiable Loss, (ii) setting forth in reasonable detail the individual items comprising such Indemnifiable Loss, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, and (iii) to the extent the amount of the Indemnifiable Loss or potential Indemnifiable Loss is reasonably calculable, an estimate of the number of Escrow Shares to be delivered to an Indemnitee with respect to such Indemnifiable Loss or potential Indemnifiable Loss.

     (i)  "Protest Notice" shall mean a written notice, as prescribed in Section
           --------------
2.3 hereof, provided by Nationwide to an Indemnitee and Escrow Agent if he disputes any Loss Notice received from an Indemnitee.

               (j)  "Value Per Share" shall mean $ 20.00.
                     ---------------

          Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Stock Purchase Agreement.

     2.2  Notice of Claim.  If an Indemnitee incurs an Indemnifiable Loss, or
          ---------------
should an Indemnitee negotiate a proposed settlement in satisfaction of a potential Indemnifiable Loss, it shall promptly provide a Loss Notice to Nationwide and the Escrow Agent. If Nationwide disputes the amount sought under any such Loss Notice or otherwise disputes the right of the Indemnitee to be indemnified hereunder, Nationwide shall provide the Indemnitee and the Escrow Agent a Protest Notice within thirty (30) days of the date any such Loss Notice is received by Nationwide. If no Protest Notice is received by the Indemnitee and the Escrow Agent within thirty (30) days from the date on which any Loss Notice is received by Nationwide, or if a Protest Notice is received and the dispute is resolved in favor of the Indemnitee after following the procedures set forth below, then the Escrow Agent shall cause to be delivered to WebMD and WebMD shall promptly cancel and retire that number of Escrow Shares as shall equal the number of Escrow Shares (rounded to the next highest whole number) that, when multiplied by the Value Per Share, equals the amount sought by or awarded to the Indemnitee, as the case may be. To the extent that Cash is held in escrow, at the option of the Indemnitee, the Escrow Agent shall pay any Indemnifiable Loss, in whole or in part, with such Cash. If the Indemnitee and the Escrow Agent receive a Protest Notice within such 30-day period, the Escrow Agent shall not deliver any Escrow Shares until receipt by it of written instructions (i) signed by a duly authorized officer of Nationwide and a duly authorized officer of the Indemnitee; or (ii) signed by an arbitration panel that has considered and resolved such dispute as provided in Section 2.3 below, which sets forth (i) the number of Escrow Shares, and/or (ii) the amount of Cash, if any, to be delivered to the Indemnitee in accordance with this paragraph. After delivery of any Escrow Shares to the Indemnitee in accordance with this paragraph, the Escrow Agent shall be reissued a certificate in respect of any remaining Escrow Shares.

     2.3  Procedure With Respect to Disputed Indemnifiable Loss.  A Disputed
          -----------------------------------------------------
Loss Notice may be resolved by the written agreement of Nationwide and the Indemnitee, in which case written notice of such agreement shall be promptly provided to the Escrow Agent, together with a statement of the agreed upon amount to be reimbursed to the Indemnitee. If Nationwide and the Indemnitee are unable to resolve a Disputed Loss Notice within sixty (60) days of delivery of the Protest Notice to the Escrow Agent, then such Disputed Loss Notice shall be submitted to arbitration in accordance with the then-current commercial arbitration rules of the American Arbitration Association ("AAA"). If a Disputed Loss Notice is to be arbitrated, Nationwide shall select one arbitrator, the Indemnitee shall select one arbitrator, and the two arbitrators so chosen shall select a third. Any decision of the arbitration panel shall require the vote of at least two (2) of such arbitrators and shall be deemed conclusive and each party shall be deemed to have waived any rights to appeal therefrom. In any arbitration pursuant to this Section 2.4, an Indemnitee shall be deemed to be the prevailing party if the arbitrators award the Indemnitee at less fifty percent (50%) of the amount in dispute, plus any amounts not in dispute; otherwise, Nationwide shall be deemed to be the prevailing party. The Escrow Agent shall receive written notice signed by both parties as to the outcome of the arbitration. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration (including the administrative fee of AAA), and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration. That percentage of the reasonable legal and other expenses incurred by the Indemnitee in the arbitration proceeding as equals the percentage of the claim sought which is actually awarded, shall be added to the amount of the Indemnifiable Loss if Indemnitee is the prevailing party. If resolution of a Disputed Loss Notice is not made within ninety (90) days of the date of the Protest Notice as provided in this Section 2.4, then the Escrow Agent may, in its sole discretion, either (i) continue to hold the Escrow Shares undisbursed until such time as the disputing parties agree in writing as to a proper disposition of such Escrow Shares, or (ii) if such agreement is not forthcoming, the Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hand under the terms of this Agreement, and, upon the advice of counsel, may take such other legal action as may be appropriate or necessary, whereupon the parties hereto agree Escrow Agent shall be discharged from all further duties under this Agreement. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation earned prior to such filing.

     2.4  Employment of Counsel.  Nationwide may control the defense of any
          ---------------------
third party claim with respect to which an Indemnifiable Loss has been asserted. Notwithstanding the foregoing, if the aggregate amount of all such third party and indemnity claims plus the aggregate good faith estimates of the reasonable expenses to defend such claims exceed the number of Escrow Shares multiplied by the Value Per Share, the Indemnitees may control the defense of all such third party and general indemnity claims which have been brought under this Agreement, provided that the Indemnitees may not settle a third party claim without the approval of Nationwide, which approval shall not be unreasonably withheld. When the Indemnitee is in control of the defense of such a claim, Nationwide may, at its expense, and when Nationwide is in control of the defense of a claim, the Indemnitee may, at its expense (which expenses shall not be treated as a Loss hereunder), participate in the defense of any litigation or claim.

                                   ARTICLE 3
                           TERM; EXPIRATION; LIMITS
                           ------------------------

     3.1  Term - General Indemnity.  With respect to the indemnification
          ------------------------
obligations set forth in Section 2.2 hereof, the term of escrow for the Escrow Shares shall commence on the Closing Date and shall terminate fifteen (15) months after the Closing Date. WebMD and Nationwide shall provide written notice to the Escrow Agent upon expiration of the escrow for the Escrow Shares.

     3.2  Expiration of Term - No Claim Pending.  If at the expiration of the
          -------------------------------------
escrow term provided in Section 3.1 above, either (i) no Loss Notice has been received with respect to an Indemnifiable Loss; or (ii) any Loss Notice that has been received has been resolved in accordance with this Agreement; or (iii) no litigation or claim is pending for which an Indemnitee may be entitled to indemnification hereunder, the Escrow Agent shall (i) deliver to the transfer agent for Series D Common Stock for issuance to Nationwide, a certificate representing the number of shares of Series D Common Stock equal to the aggregate number of the Escrow Shares subject to the escrow which term is expiring and then remaining in escrow, and (ii) deliver to Nationwide, any Cash. Nationwide and WebMD shall provide written notice to the Escrow Agent which sets forth the number of Escrow Shares to be delivered as provided in the foregoing sentence. Any such delivery of Series D Common Stock shall be of full shares and any fractional portions shall be rounded to the nearest whole number by the Escrow Agent.

     3.3  Expiration of Term - Claim Pending.  If at the expiration of the
          ----------------------------------
escrow term provided in Section 3.1 above, any claim is pending under Section
2.2 for which a Loss Notice has been delivered to the Escrow Agent prior to such expiration and for which an Indemnitee would be entitled to indemnification if such claim were resolved adversely to them, then the Escrow Agent shall retain in such escrow that number of shares of Series D Common Stock as shall equal the number of Escrow Shares (rounded to the next highest whole number) that, when multiplied by the Value Per Share, equals any amount set forth by such Indemnitee in the Loss Notice with respect to such claims (the "Retained Shares"). The number of Escrow Shares, less the number of Retained Shares, shall then be distributed to Nationwide as set forth in Section 3.2 above. Upon the resolution of any claim for which shares were retained in escrow at the expiration of the term of this Agreement and receipt of written notice from WebMD and Nationwide to such effect, the Escrow Agent shall cancel the appropriate number of Retained Shares (if any) and shall distribute any remaining Retained Shares to Nationwide as set forth in Section 3.2 above.

     3.4  Effect of Final Delivery.  Notwithstanding the expiration of the term
          ------------------------
of the escrow, this Agreement shall continue in full force and effect until the Escrow Agent has delivered all of the Escrow Shares pursuant to the terms hereof. After all of such shares have been so delivered, all rights, duties and obligations of the respective parties hereunder shall terminate. If any cash is held in escrow at the expiration of the term of the escrow, such cash shall be distributed pro rata with the Escrow Shares as provided in Sections 3.2 and 3.3 above.

     3.5  Maximum Liability and Remedies.  If the Closing occurs, except for
          ------------------------------
remedies based upon fraud and except for equitable remedies (including temporary restraining orders, injunctive relief and specific performance), the rights of an Indemnitee to make claims on the Escrow Shares pursuant to this Agreement shall be the sole and exclusive remedy of an Indemnitee with respect to any breach of a representation, warranty, covenant or agreement made by Nationwide under the Stock Purchase Agreement.

                                   ARTICLE 4
                           ESCROW STOCK CERTIFICATES
                           -------------------------

     The Escrow Agent may at any time request the transfer agent for Series D Common Stock to issue new certificates representing the Escrow Shares in such denominations as may be necessary or appropriate in carrying out the Escrow Agent's obligations under this Agreement.

                                   ARTICLE 5
                           DIVIDENDS; VOTING RIGHTS
                           ------------------------

     5.1  Cash Dividends; Voting Rights.  Any and all cash dividends or other
          -----------------------------
cash income with respect to the Escrow Shares shall be held in escrow with the Escrow Shares pursuant to the terms of this Agreement. By written notice signed by Nationwide, Nationwide shall have the right to direct the Escrow Agent as to the exercise of voting rights with respect to such Escrow Shares held by the Escrow Agent on behalf of Nationwide, and the Escrow Agent shall comply with such directions if received from Nationwide at least five (5) days prior to the date of the meeting at which such vote is to be taken. The Escrow Agreement shall be under no duty to verify the date of such meeting, but shall rely solely on such representation in such directions.

     5.2  Stock Splits; Stock Dividends.  In the event of any stock split, stock
          -----------------------------
dividend, recapitalization or similar transaction with respect to Series D Common Stock that becomes effective during the term of this Agreement, the additional shares so issued with respect to the Escrow Shares shall be added to the Escrow Shares and any other references herein to a specific number of shares of Series D Common Stock and the Value Per Share shall be adjusted accordingly.

                                   ARTICLE 6
                               THE ESCROW AGENT
                               ----------------

     6.1  Liability.  In performing any of its duties under this Agreement, or
          ---------
upon the claimed failure to perform its duties hereunder, Escrow Agent shall not be liable to anyone for any damages, losses or expenses which they may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, that Escrow Agent shall be liable for damages arising out of its willful misconduct or gross negligence under this Agreement. The parties hereto jointly and severally agree that in the event any controversy arises under or in connection with this Agreement or the Escrow Shares, or the Escrow Agent is made a party to or intervenes in any litigation pertaining to this Agreement or the Escrow Shares, to pay to the Escrow Agent reasonable compensation for its extraordinary services and to reimburse the Escrow Agent for all cost and expenses associated with such controversy or litigation, including, but not limited to, legal fees and expenses. Accordingly, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for WebMD or Nationwide given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the purported proper person or persons and to conform with the provisions of this Agreement. Written instructions provided to Escrow Agent hereunder by WebMD and/or Nationwide shall be signed by the "Authorized Representative" as identified on Schedule 1
                                                              ----------
attached hereto. The limitation of liability provisions of this Section 6.1 shall survive the termination of this Agreement and the resignation or removal (or effective resignation of the Escrow Agent pursuant to Section 2.3 hereof) of the Escrow Agent.

     6.2  Indemnification of Escrow Agent.  WebMD and Nationwide hereby, jointly
          -------------------------------
and severally, agree to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements (both at the trial and appellate levels) which may be imposed on Escrow Agent or incurred by it in connection with its acceptance of this appointment as Escrow Agent hereunder or the performance of its duties hereunder (except in connection with the willful misconduct or gross negligence of the Escrow Agent hereunder), including, without limitation, any litigation arising from this Escrow Agreement, or involving the subject matter thereof. The indemnity provisions of this Section 6.2 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

     6.3  Resignation.  The Escrow Agent may resign at any time from its
          -----------
obligations under this Agreement by providing written notice to the parties hereto. Such resignation shall be effective not later than sixty (60) days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent. If a successor escrow agent is not selected within sixty (60) days of the resignation of Escrow Agent, the Escrow Agent shall have the right to institute a Bill of Interpleader or other appropriate judicial proceeding in any court of competent jurisdiction, and shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hand under the terms of this Agreement, whereupon the parties hereto agree Escrow Agent shall be discharged from all further duties under this Agreement. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation earned prior to such filing. The Escrow Agent may be removed for cause by WebMD or Nationwide. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal.

     6.4  Expenses of Escrow Agent.  The Nationwide and WebMD shall share
          ------------------------
equally the expenses of the Escrow Agent in an amount up to $5,000 each, and thereafter any remaining expenses of the Escrow Agent shall be borne by WebMD. Escrow Agent's fees and expenses are set forth on Schedule 2 attached hereto and
                                                  ----------
made a part hereof and Escrow Agent shall bill WebMD for the amount of such fees and expenses. WebMD shall pay the amount of its fees and expenses to Escrow Agent, and the Escrow Agent Expenses. The Escrow Agent Expenses shall constitute an Indemnifiable Loss pursuant to Section 2.2 hereof. As security for such Escrow Agent Expenses, Escrow Agent is hereby given a lien upon all assets held by Escrow Agent hereunder, which lien shall be prior to all other liens or claims against such assets.

     6.5  Indemnification and Hold Harmless.  WebMD and Nationwide, jointly and
          ---------------------------------
severally, hereby agree to indemnify and hold the Escrow Agent and its directors, employees, officers, agents, successors and assigns harmless from and against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable costs of investigation and counsel fees and expenses which may be imposed on the Escrow Agent or incurred by it in connection with any litigation (whether at the trial or appellate levels) arising from this Agreement or involving the subject matter hereto. The indemnification provisions contained in Section 6.4 are in addition to any other rights any of the indemnified parties may have by law or otherwise and shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

                                   ARTICLE 7
                                 MISCELLANEOUS
                                 -------------

     7.1  Transferability.  The contingent right to receive Escrow Shares shall
          ---------------
not be transferable by Nationwide otherwise than by will or by the laws of descent and distribution.

     7.2  Notices.  Each party shall keep each of the other parties hereto
          -------
advised in writing of all transactions pursuant to this Agreement. Any notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows, or if sent by facsimile to the facsimile numbers identified below:

If to WebMD:

     WebMD, Inc.
     400 The Lenox Building
     3399 Peachtree Road, N.E.
     Attn:  Mr. Michael Heeton
     Tel: (404) 479-7600
     Facsimile: (404) 479-7603

with a copy to:

     Alston & Bird, LLP
     One Atlantic Center
     1201 West Peachtree Street
     Atlanta, Georgia  30309-3424
     Attn: J. Vaughan Curtis, Esq.
     Tel:  (404) 881-7397
     Facsimile:  (404) 881-4777

If to Nationwide:
     Nationwide Medical Services, Inc.
     819 West 21st Street, Suite 200
     Norfolk, Virginia 23417
     Attn: William A. Goldstein, President and CEO
     Tel:
     Facsimile: (757) 624-1829

With a copy to:

     Morris, Manning & Martin, LLP
     1600 Atlanta Financial Center
     3343 Peachtree Road, N.E.
     Atlanta, Georgia 30324
     Attn: Richard L. Haury, Esq.
     Tel: (404) 233-7000
     Facimile: (404) 365-9532

If to Escrow Agent:
     SunTrust Bank, Atlanta
     Corporate Trust Division
     3495 Piedmont Road
     Building 10, Suite 810
     Atlanta, Georgia 30305-1797
     Attn: Rebecca Fischer
     Tel: (404) 240-1954
     Facsimile (404) 240-2030

or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.

     7.3  Construction.  The validity, enforcement and construction of this
          ------------
Agreement shall be governed by the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In the case of any provisions of this Agreement that are inconsistent or conflict with the provisions of the Stock Purchase Agreement, this Agreement shall control.

     7.4  Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective heirs, legatees, assigns and transferees, as the case may be. Escrow Agent shall be bound only by the terms of this Agreement and shall not be bound by or incur liability with respect to the Stock Purchase Agreement or any other agreement or understanding between WebMD and Nationwide. The Escrow Agent shall not be charged with notice or knowledge of any such ancillary document, fact or information not specifically set forth herein. The Escrow Agent shall undertake to perform only such duties as are expressly set forth herein and no additional or implied duties or obligations shall be read into this Agreement against the Escrow Agent.

     7.5  Separability.  If any provision or section of this Agreement is
          ------------
determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain enforceable in accordance with their terms.

     7.6  Headings.  The headings and subheadings contained in this Agreement
          --------
are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.

     7.7  Execution in Counterparts.  This Agreement may be executed in any
          -------------------------
number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument

     7.8  Amendments.  This Agreement may be amended from time to time but only
          ----------
by written agreement signed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                         WEBMD, INC.


                                         By: /s/  W. Michael Heekin
                                            ----------------------------------
                                         Title:  Executive Vice President
                                               -------------------------------


                                         ESCROW AGENT

                                         SunTrust Bank, Atlanta

                                         By: /s/  Rebecca Fischer
                                            ----------------------------------


                                         NATIONWIDE MEDICAL SERVICES, INC.


                                         By: /s/  William A. Goldstein
                                            ----------------------------------
                                         Title: President
                                               -------------------------------

                                  SCHEDULE 1
                                  ----------

                          Authorized Representatives
                          --------------------------

WebMD:


     _______________, Representative of WebMD

Nationwide:

     _______________, Representative of Nationwide

                                  SCHEDULE 2
                                  ----------

Escrow Agent's Fees and Expenses
---------------------------------

$2,500.00 per year
------------------